Exhibit 10.35

LEASE

SFERS REAL ESTATE CORP. U,
a Delaware corporation,

Landlord,

and

CONCEPTUS, INC.,
a Delaware corporation,

Tenant

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38.	RECORDATION	23
39.	OPTION TO RENEW	23
40.	ROOF SPACE FOR DISH/ANTENNA	25
41.	SIGNAGE	26
42.	EMERGENCY GENERATOR (WITH TANK)	27
43.	LETTER OF CREDIT	28
44.	RIGHT OF FIRST OFFER	30
45.	LIMITATION OF LANDLORD’S LIABILITY	32

EXHIBIT A - FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT A-l - SITE PLAN

EXHIBIT A-2 - DEPICTION OF VISITOR PARKING SPACES

EXHIBIT B - TENANT ALTERATIONS

EXHIBIT C - COMMENCEMENT DATE MEMORANDUM

EXHIBIT D - RULES AND REGULATIONS

EXHIBIT E - FORM OF LETTER OF CREDIT

EXHIBIT F - INTENTIONALLY OMITTED

EXHIBIT G - APPROVED HAZAROUS MATERIALS

EXHIBIT H - FORM OF LANDLORD CONSENT TO SUBLEASE

EXHIBIT I - FORM OF SUBORDINATION, NONDISURBANCE AND ATTORNMENT AGREEMENT

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MULTI-TENANT INDUSTRIAL NET LEASE

REFERENCE PAGES

BUILDING:	Mountain View Corporate Center 331 East Evelyn Avenue Mountain View, California 94039

LANDLORD:	SFERS REAL ESTATE CORP. U, a Delaware corporation

LANDLORD’S ADDRESS:	c/o RREEF Management Company 1310 Tully Road, Suite 110 San Jose, California 95122

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	SFERS Real Estate Corp. U Dept. #44631 P.O. Box 44000 San Francisco, California 94144

LEASE REFERENCE DATE:	December 5, 2008

TENANT:	CONCEPTUS, INC., a Delaware corporation

TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term:	The Premises

(b) Prior to beginning of Term (if different):	The Premises

PREMISES ADDRESS:

331 East Evelyn Drive
Mountain View, California 94039

With a copy of default notices to:

Reed Smith LLP

Two Embarcadero Center, Suite 2200
San Francisco, California 94111
Attention: Charles H. Seaman, Esq.

If any additional person listed above fails to receive the copy of the notice of Tenant default, the validity of the notice served on Tenant shall not be affected thereby.

PREMISES RENTABLE AREA:	Approximately 58,242 sq. ft. (for outline of Premises see Exhibit A)

USE:	Subject to Section 1.1 of this Lease, research, development, marketing, engineering, assembly and distribution for a medical device operation and general office use.

COMMENCEMENT DATE:	July 1, 2009

TERM OF LEASE:	Forty-nine (49) months beginning on the Commencement Date and ending on the Termination Date.

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TERMINATION DATE:	July 31, 2013

ANNUAL RENT and MONTHLY INSTALLMENT OF
RENT (Article 3):

Period		Rentable Square	Annual Rent	Annual Rent	Monthly Installment
from	through	Footage	Per Square Foot		of Rent
7/1/2009	7/31/2010	58,242	$24.00	$1,514,292.00**	$116,484.00*
8/1/2010	7/31/2011	58,242	$25.32	$1,474,687.44	$122,890.62
8/1/2011	7/31/2012	58,242	$26.04	$1,516,621.68	$126,385.14
8/1/2012	7/31/2013	58,242	$26.88	$1,565,544.96	$130,462.08

*Monthly Installment of Rent for the first six (6) full calendar months of the Term is subject to abatement pursuant to Section

3.3 of the Lease.

**Figure calculated based on thirteen (13) months

INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4):	$27,373.74

TENANT’S PROPORTIONATE SHARE:	21.79% of the project of which the Building is a part 91.31% of the Building

TENANT’S PROPORTIONATE SHARE FOR PARKING:

4 parking spaces per 1,000 rentable square feet of the Premises, which, based upon the total square footage of the Premises as of the date of this Lease, equals 233 parking spaces which shall be provided at no cost to Tenant during the Term and any extensions thereto.

SECURITY DEPOSIT:	None

ASSIGNMENT/SUBLETTING FEE:	$1,000.00

REAL ESTATE BROKERS:	Cornish & Carey Commercial (“Landlord’s Broker”), representing Landlord and Jones Lang LaSalle, representing Tenant

TENANT’S SIC CODE:	3842

LETTER OF CREDIT:	$350,000.00, as further described in Article 43

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AMORTIZATION RATE:	N/A

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. The Lease includes Exhibits A through F, all of which are made a part of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have entered into the Lease as of the Lease Reference Date set forth above.

LANDLORD:		TENANT:

SFERS REAL ESTATE CORP. U,		CONCEPTUS, INC.,
a Delaware corporation		a Delaware corporation

By:	RREEF Management Company, a Delaware corporation, its Authorized Agent

By:	/s/ Stephen J. George	By:	/s/ Gregory E. Lichtwardt

Name:	Stephen J. George	Name:	Gregory E. Lichtwardt

Title:	Regional Director	Title:	Executive Vice President

Dated:	12/9/08	Dated:	12.5.08

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LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1.                                    USE AND RESTRICTIONS ON USE.

1.1         The Premises are to be used solely for the purposes set forth on the Reference Pages; provided, however, that Landlord shall not unreasonably withhold consent to any reasonable modification to such permitted use so long as the same complies with applicable Regulations (as defined below) and is otherwise reasonably consistent with the general uses at the project of which the Building is a part. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all federal, state and city laws, codes, ordinances, rules and regulations (collectively, “Regulations”) applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Except to the extent properly included in Expenses (or except to the extent any other party has the obligation to perform the same), Landlord shall be responsible for correcting and for the cost of correcting any violations of Regulations with respect to the common areas of the Building. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Regulations and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Regulations. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment.

1.2         Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively, “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively, “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes (including small quantities of paint or typical construction materials used in connection with Alterations performed by or for the benefit of Tenant within the Premises in accordance with the terms of this Lease and applicable Regulations); provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Landlord hereby approves the Hazardous Materials listed, and in the quantities set forth, on Exhibit G to the Lease, so long as Tenant complies with the terms and conditions of this Lease respecting the Handling of such approved Hazardous Materials. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2. As of the date hereof, Landlord has not received written notice from any governmental agencies that the Building is in violation of any Environmental Laws. Further, to Landlord’s actual knowledge, there are no Hazardous Materials at the

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Building other than small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes. For purposes of this Section, “Landlord’s actual knowledge” shall be deemed to mean and limited to the current actual knowledge of Steven Heidger, property manager for the Building, at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

1.3         Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities (which shall be at no cost to Tenant during the initial Term), subject to Landlord’s rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total parking spaces available for common use. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces. Lessee shall be allotted six (6) designated visitor parking spaces, as depicted on the site plan attached hereto as Exhibit A-2, provided that such designated spaces shall be inclusive of and not in addition to Tenant’s Proportionate Share of the total parking spaces available for common use. Landlord shall not allot to any other tenant of the Building or of the project in which the Building is located (the “Project”) the right to use parking spaces in excess of such tenant’s proportionate share of the total parking spaces available for common use.

2.                                     TERM.

2.1         The Term of this Lease shall begin on the date (“Commencement Date”) as shown on the Reference Pages as the Commencement Date, and shall terminate on the date (“Termination Date”) as shown on the Reference Pages as the Termination Date, unless sooner terminated by the provisions of this Lease. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.2         Tenant is currently in possession of the Premises, as subtenant, pursuant to the terms of that certain Sublease dated June ___, 2002 (sic) (the “Sublease”) between Tenant and Cadence Design Systems, Inc., a California corporation (as successor in interest to Verisity Design, Inc., a California corporation) (“Sublessor”), as sublessor, which Sublease, and the underlying primary lease between Landlord and Sublessor dated April 14, 2004 as the same may be amended (the “Primary Lease”), are scheduled to expire by their terms on June 30, 2009. In the event the Primary Lease terminates prior to June 30, 2009, the Commencement Date shall be accelerated to the date immediately following the date of such termination (provided that the Termination Date of this Lease shall remain July 31, 2013), and the terms and conditions of this Lease shall be in full force and effect as of such date except that the Term shall be extended to include the period commencing upon the accelerated Commencement Date through and including June 30, 2009 (the “Advance Term”. The Monthly Installment of Rent in effect for the Advance Term shall be equal to the amount of Base Rent (as such term is defined in the Sublease) in effect for such period (as the same may increase during the Advance Term as provided in the Sublease), and during the Advance Term, Tenant shall pay to Landlord Subtenant’s Share of Pass Through Costs and Other Charges (as such terms are defined in Section 4 of the Sublease). Landlord shall provide notice to Tenant if the Primary Lease terminates prior to June 30, 2009.

3.                                     RENT.

3.1         Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the seventh (7th) full calendar month’s Monthly Installment of Rent (subject to the Abated Monthly Installment of Rent, as defined below), and Tenant’s Proportionate Share of Expenses and Taxes for the first full calendar month of the Term shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset (except as may be expressly authorized herein) and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If more than two (2) monetary Events of Default occur, Landlord may require by

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notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2         Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) five percent (5%) of the unpaid rent or other payment; provided, however, that the foregoing late charge shall not apply to the first such late payment in any twelve (12) month period of the Term of this Lease or any extension thereto until following written notice to Tenant and the expiration of five (5) days thereafter without cure. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

3.3         Notwithstanding anything in this Lease to the contrary, so long as Tenant is not in default under this Lease beyond applicable notice and cure periods, Tenant shall be entitled to an abatement of Monthly Installment of Rent with respect to the Premises, as originally described in this Lease, in the amount of $116,484.00 per month for the first six (6) full calendar months of the initial Term. The maximum total amount of Monthly Installment of Rent abated with respect to the Premises in accordance with the foregoing shall equal $698,904.00 (the “Abated Monthly Installment of Rent”). If Tenant defaults under this Lease at any time during the Term and fails to cure such default within any applicable cure period under this Lease, then all unamortized Abated Monthly Installment of Rent (i.e. based upon the amortization of the Abated Monthly Installment of Rent in equal monthly amounts, without interest, during the period commencing on the Commencement Date and ending on the original Termination Date) shall immediately become due and payable. Only Monthly Installment of Rent shall be abated pursuant to this Section, as more particularly described herein, and Tenant’s Proportionate Share of Expenses Insurance and Taxes and all other rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease

4.                                     RENT ADJUSTMENTS.

4.1                        For the purpose of this Article 4, the following terms are defined as follows:

4.1.1       Lease Year:  Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

4.1.2       Expenses:  All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees (provided, that in no event shall the management and administrative fees for the Building (expressed as a percentage of gross receipts for the Building and the Project) exceed three percent (3%)); air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses orcause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses (Notwithstanding the foregoing, the portion of the annual amortized costs to be included in Expenses in any calendar year with respect to a capital improvement which is intended to reduce expenses

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or improve the operating efficiency of the project or Building shall equal the lesser of: (a) such annual amortized costs; and (b) the projected annual amortized reduction in expenses for that portion of the amortization period of the capital improvement which falls within the Term (based on the total cost savings for such period, as reasonably estimated by Landlord); (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any Regulations in effect and as interpreted and enforced after the date of this Lease; but the costs described in this sentence shall be amortized over the reasonably useful life of such expenditures in accordance with such reasonably useful life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Landlord agrees to act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and the quality of the Building. Notwithstanding the foregoing, Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs.

The following items are also excluded from Expenses and in no event shall Tenant have any obligation to perform, pay directly or reimburse Landlord for any of the following except to the extent expressly provided herein:

(a)   Sums paid to subsidiaries or other affiliates of Landlord for services on or to the Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.

(b)   Attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

(c)   Costs in connection with leasing space in the Building, including brokerage commissions, brochures and marketing supplies, legal fees in negotiating and preparing lease documents.

(d)   Principal payments of mortgage and other non-operating debts of Landlord.

(e)   Salaries or fringe benefits of employees whose time is not spent directly and solely in the operation of the Building, provided that if any employee performs services in connection with the Building and other buildings, costs associated with such employee may be proportionately included in Expenses based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Building.

(f)    Ground lease rental.

(g)   Any “tenant allowances”, “tenant concessions” and other costs or expenses incurred in fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant leaseable space in the Building, except in connection with general maintenance and repairs provided to the tenants of the Building in general.

(h)   Marketing costs, including leasing commissions, attorneys’ fees in connection with the negotiation and preparation or enforcement of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building.

(i)    The cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant.

(j)    Interest (except for the amortization of capital improvements and/or deferred maintenance items and except to the extent incurred as a result of any act or omission of Tenant).

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(k)   Except as specifically provided in Section 4.1.2, any capital improvement costs.

(l)    Advertising and promotional expenditures.

(m)  Fines, costs or penalties incurred as a result and to the extent of a violation by Landlord of any applicable Regulations and fines, costs or penalties incurred as a result and to the extent of any late payment made by Landlord.

(n)   Any fines, penalties or interest resulting from the active negligence or willful misconduct of the Landlord or its agents, contractors, employees or other tenants.

(o)   Landlord’s charitable and political contributions.

(p)   All bad debt loss, rent loss, or reserves for bad debt or rent loss.

(q)   Reserves not spent by Landlord by the end of the calendar year for which Expenses are paid.

(r)    All costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of operating, maintaining, repairing and managing the Building) including, but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expenses.

(s)   Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources.

(t)    The cost of operating any commercial concession which is operated by Landlord in the Building, including, without limitation, any compensation paid to clerks, attendants or other persons operating such commercial concessions on behalf of Landlord, but only to the extent revenues from any such commercial concessions exceed such costs and compensation.

(u)   Any cost or expense related to removal, cleaning, abatement or remediation of “hazardous materials” existing as of the date of this Lease in or about the Building or the common areas, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building or the common areas.

(v)   Any expenses for which Landlord is entitled to receive reimbursement (other than through Expenses).

(w)  The cost of complying with any Regulations in effect (and as interpreted and enforced) on the date of this Lease, provided that if any portion of the Building that was in compliance with all applicable Regulations on the date Tenant took possession of the Premises becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Expenses unless otherwise excluded pursuant to the terms hereof.

4.1.3      Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28. Further, Taxes shall exclude the portion of any increase in real estate taxes to the extent attributable to any other tenant in the Building for alterations, additions or improvements to such tenant’s premises but only to the extent that such increase is clearly ascertainable and attributable solely to such other tenant. If an assessment of Taxes is payable in installments, regardless of whether Landlord pays such amount in one lump sum or elects to pay in installments, Taxes shall include the amount of the installment and any interest due and payable over the time period of installments are paid or would have been paid during the Term (as the same may be extended) had Landlord elected to pay such Taxes in installments. Notwithstanding anything to the contrary set forth in this Lease, in the event that during the Term Landlord receives any credit or rebate on Taxes from the Santa

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Clara County Office of the Assessor with respect to the Premises to the extent applicable to the Term or portion thereof and of which Tenant has paid Tenant’s Proportionate Share, Tenant shall be entitled to a credit against future installments of Tenant’s Proportionate Share of Taxes (or, if no such Taxes are due from Tenant at the time that Landlord would credit Tenant pursuant to this sentence, to Tenant’s Proportionate Share of Expenses) payable by Tenant under the Lease, as amended hereby, or, at Landlord’s option, a refund, in each case in the amount of such credit or rebate, after first deducting Landlord’s costs and expenses in obtaining such credit or rebate, if any.

4.2         Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year.

4.3         The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. Landlord shall use reasonable efforts to furnish the statement of actual Expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within one hundred twenty (120) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than five percent (5%), Landlord, within forty-five (45) days after its receipt of paid invoices therefore from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to its third party accountant in connection with such review by Tenant. If Tenant fails to object to Landlord’s determination of Expenses within one hundred twenty (120) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year. In no event shall Landlord be entitled to a reimbursement from tenants for Expenses and Taxes in excess of one hundred percent (100%) of the costs actually paid or incurred by Landlord in any applicable calendar year.

4.4         Prior to the actual determination thereof for a Lease Year, Landlord shall from time to time estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord shall use commercially reasonable efforts to give Tenant written notification of the amount of such estimate within thirty (30) days after the end of any Lease Year and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5         When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1       If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2       If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall refund the difference to Tenant, or at Tenant’s option, credit the difference against the then next due Monthly Installment of Rent payments to be made by Tenant under this Lease.

4.6         If the Commencement Date is other than January 1 or if the Termination Date is other than December 51, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

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5.             SECURITY DEPOSIT. Tenant shall deposit the Security Deposit, if any, with Landlord upon the execution of this Lease. As of the date of this Lease, there is no Security Deposit. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults beyond any applicable notice and cure period with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord reasonably may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other actual loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled. Notwithstanding anything to the contrary contained herein or in Article 23 hereof, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

6.                                      ALTERATIONS.

6.1           Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld, conditioned or delayed with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, and (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems or have an immaterial affect or impact upon the Building’s electrical, mechanical, plumbing, HVAC or other systems such as rebalancing of the heating, ventilating and air conditioning system. In addition, Tenant shall have the right to perform, with prior written notice to but without Landlord’s consent, any alteration, addition, or improvement that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; (4) costs less than $250,000.00 in the aggregate during any twelve (12) month period of the Term of this Lease, and (5) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all of the other provisions of this Article 6.

6.2         In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or at Tenant’s option, by a contractor selected by Tenant and reasonably approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), but in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a construction management fee not to exceed three percent (3%) of the cost of such work to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due thirty (30) days after Landlord’s demand. Notwithstanding the foregoing, no construction management fee shall be due in connection with the construction of the Initial Alterations.

6.3         All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all Regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens; provided, however, that Landlord shall only be entitled to require Tenant to provide to Landlord a lien and completion bond as such reasonable assurance in connection with any alterations, improvements or additions to the Premises in the event that following Landlord’s evaluation of Tenant’s then-current financial condition and performance history, Landlord determines in its good faith, prudent business

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judgment that the same is reasonably and prudently required. Landlord shall not require a lien and completion bond in connection with the Initial Alterations (defined in Exhibit B). Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. In the event that following Landlord’s evaluation of Tenant’s then-current financial condition and performance history, Landlord determines in its good faith, prudent business judgment that the same is reasonably and prudently required, Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2.

6.4         Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed alteration or improvements contains the following statement in large, bold and capped font “PURSUANT TO ARTICLE 6 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any alterations or improvements, if it so does, Tenant shall also be notified whether or not Landlord will require that such alterations or improvements be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease (but subject to the terms and conditions of Section 26 of this Lease), at the expiration or earlier termination of this Lease and otherwise in accordance with Article 26 hereof, Tenant shall be required to remove all alterations or improvements made to the Premises except for any such alterations or improvements which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant within twenty (20) days of Landlord’s receipt of such notice whether Tenant shall be required to remove the subject alterations or improvements at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject alterations or improvements.

7.                                     REPAIR.

7.1         Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B and in Section 7.4 below, and except that Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, life safety, heating and electrical systems installed or furnished by Landlord. In addition, Landlord shall also maintain the common areas of the Building and the Building systems generally servicing the common areas of the Building (including, without limitation, any heating, ventilating and air conditioning units); provided, however, that the costs and expenses associated with the foregoing shall be a part of Expenses and subject to the terms and conditions of Article 4 of this Lease. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.2         Tenant shall, at its own cost and expense, keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant and not otherwise expressly Landlord’s obligation pursuant to Section 7.1 in good condition excepting damage by fire, or other casualty or condemnation, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems serving the Premises, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant shall use commercially reasonable efforts to keep all such parts of the Premises from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty or condemnation excepted (but not excepting any damage to glass). Subject to Article 12 below, Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contractors, invitees, or any other person entering upon the Premises as a result of Tenant’s business activities or caused by Tenant’s default hereunder.

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7.3         Except as provided in Article 22 or otherwise expressly provided in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

7.4         Subject to the terms and conditions of this Section 7.4, Landlord and Tenant acknowledge and agree that Landlord, at its sole cost and expense (which shall not be included in Expenses), shall install similar and new (and not refurbished) heating and air conditioning system and equipment to service the Premises (collectively, the “HVAC Unit”) prior to the Commencement Date. Upon completion of installation, the HVAC Unit shall be properly functioning, including, without limitation, the associated thermostats located within the Premises shall be operational. Prior to the Commencement Date, Landlord shall ensure that the HVAC Unit will have sufficient capacity and be tested and balanced to meet office building standards, as reasonably determined by Landlord. Tenant shall cooperate with Landlord and its contractors and shall provide reasonable access to Landlord and to its contractors to the Premises to the extent necessary to perform all work and installation services to install the HVAC Unit, as reasonably determined by Landlord. Tenant shall remove all personal property, furniture, fixtures and equipment from the portion of the Premises reasonably necessary to enable Landlord to perform the installation of the HVAC Unit. Failure by Tenant to so remove such property and provide such reasonable access to Landlord after receiving three (3) days prior written notice from Landlord shall be deemed a delay by Tenant. The foregoing shall in no event modify or otherwise alter Tenant’s responsibility to pay Monthly Installment of Rent and Tenant’s Proportionate Share of Expenses and Taxes, including, without limitation, its share of the costs and expenses associated with repair and maintenance of any heating, ventilation and air conditioning systems which serve the Building (including the HVAC Unit) and which are included in Expenses. As of the date of this Lease, Landlord has entered into and, subject to the terms hereof, shall maintain, a regularly scheduled preventive maintenance/service contract with respect to the HVAC Unit servicing the Premises and the Building. The cost of such contract and any service shall be either reimbursed by Tenant as additional rent (if such contract and/or service respects the Premises) or shall be included in Expenses (if such contract and/or service respects the Building). Tenant shall, at Landlord’s request at any time during the Term and at Tenant’s own cost and expense, enter into a regularly scheduled preventive maintenance/service contract based on market terms with a maintenance contractor reasonably approved by Landlord for servicing all heating and air conditioning systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord). In the event that Landlord so requires Tenant to maintain a regularly scheduled preventive maintenance/service contract, such contract must include all services reasonably suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Landlord notifies Tenant of such requirement. Should Tenant fail to do so following such requirement by Landlord, Landlord may, upon written notice to Tenant, maintain the current service contract or enter into such a maintenance/ service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable percentage for Landlord’s overhead.

8.            LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord’s demand.

9.            ASSIGNMENT AND SUBLETTING.

9.1         Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed and said restrictions shall be binding upon any and all assignees of this Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant

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or assignee and Landlord shall respond to Tenant’s request for such assignment or subletting within ten (10) business days after receipt of Tenant’s written notice.

9.2         Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3         In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and this Lease shall continue in full force and effect. Notwithstanding the above, if Landlord would be entitled to terminate this Lease with respect to all or any portion of the Premises in connection with a proposed assignment or sublet, Tenant, prior to entering into a sublet or assignment, shall have the right to advise Landlord (the “Prior Notice”) of its intention to sublet the Premises or assign this Lease. In the Prior Notice, Tenant shall describe whether Tenant intends to assign its interest under the Lease or whether Tenant intends to sublease all or a portion of the Premises (and the portion of the Premises Tenant intends to sublease), and the expected effective date of the proposed assignment or sublease. Landlord, by providing notice within forty-five (45) days after receipt of the Prior Notice, shall have the right to terminate this Lease, effective as of the effective date set forth in the Prior Notice, with respect to the Premises, if Tenant intends to assign its interest under the Lease, or with respect to the space that Tenant intends to sublet if Tenant intends to sublease all or a portion of the Premises. If Landlord fails to exercise its right to terminate within forty-five (45) days after the Prior Notice, and if Tenant, within six (6) months after the expiration of the 45-day period, enters into the type of assignment or sublease described in its Prior Notice with respect to the portion of the Premises described in the Prior Notice, then Landlord shall not have the right to cancel and terminate this Lease with respect to such portion of the Premises in connection with such Transfer. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

9.4         In the event that Tenant sells, sublets, assigns or transfers this Lease (except in the case of a Permitted Transfer (as defined below), Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is actually received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions, legal fees and tenant improvements in connection with such sublease, assignment or other transfer.

9.5         Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency (unless there are

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other comparable government tenants then occupying space in the Building); (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building (and Landlord shall use commercially reasonable efforts to provide Tenant with notice of any such exclusive rights and as of the date of this Lease, to the best of Landlord’s knowledge, there are no existing exclusive rights granted at the Building); (iii) require any material addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements (unless Tenant agrees to pay the cost thereof); or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6         Upon any request to assign or sublet, Tenant will pay to Landlord (a) the Assignment/Subletting Fee plus, (b) on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises (the “Review Reimbursement”), regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Except as otherwise expressly provided herein, the Review Reimbursement shall not exceed $2,000.00 (the “Cap”). Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void. If: (a)Tenant fails to execute Landlord’s standard form of consent (which is attached hereto as Exhibit H) without any changes to this Lease, without material changes to the consent and without material negotiation of the consent, and (b) Landlord shall notify Tenant that the Review Reimbursement shall exceed the Cap as a result of such changes and/or negotiation, and (c) Tenant elects to proceed with such changes and/or negotiation, then the Cap shall not apply and Tenant shall pay to Landlord the Assignment/Subletting Fee plus the Review Reimbursement in full.  The foregoing shall in no event be deemed to be a right of Tenant to rescind its written notice to Landlord requesting consent to a transfer of this Lease or a sublease of all or a portion of the Premises as provided in Section 9.1. In the event that Tenant fails to notify Landlord of its election as provided in subsection (c) above within three (3) business days following Landlord’s notice to Tenant of the excess described in subsection (b) above, then Tenant shall be deemed to have elected proceed with any such changes and/or negotiation and the Cap shall not apply.

9.7         If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control (any of the foregoing shall be a “deemed transfer” for purposes of this Section 9.7) and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment. In the event of the foregoing and so long as this Lease is not modified in any respect and there is no modification of the rental obligations of the resulting “Tenant” following a deemed transfer, there shall be no Increased Rent in connection with a deemed transfer and Landlord’s right to terminate this Lease as provided in 9.3 shall not apply to a deemed transfer. Notwithstanding anything to the contrary in this Lease, the transfer of outstanding capital stock or other listed equity interests, or the purchase of outstanding capital stock or other listed equity interests, or the purchase of equity interests issued in an initial public offering of stock, through the “over-the-counter” market or any recognized national or international securities exchange shall not be included in determining whether control has been transferred.

9.8         So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 9, Tenant may assign its entire interest under this Lease, or sublet all or any portion(s) of the Premises, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) Tenant is not in default under this Lease beyond applicable notice and cure periods; (ii) the Permitted Use does not allow the Premises to be used for retail purposes; (iii) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed Permitted Transfer (provided that, if prohibited by confidentiality in connection with a proposed purchase, merger, consolidation or reorganization, then Tenant shall give written notice to Landlord within thirty (30) days after the effective date of the proposed purchase, merger, consolidation or reorganization); (iv) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than Tenant’s net worth at the date of this Lease; and (v) with respect to a purchase, merger, consolidation or

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reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.

9.9         Notwithstanding anything in this Article 9 or in the Lease to the contrary, and so long as Tenant shall not receive profits in connection with the same, Tenant shall have the right to permit the Premises to be used by employees of companies to which Tenant is providing products or services, or with which Tenant is collaborating in the development or provision of products or services without the prior consent of Landlord, or independent contractors providing services to Tenant as part of Tenant’s normal and customary business operations, provided that in no event shall the total space used by such persons (referred to herein as the “Permitted Users”) exceed fifteen percent (15%) of the rentable square footage of the Premises in the aggregate and further provided that Tenant does not separately demise such space and the Permitted Users utilize, in common with Tenant, one common entryway to the Premises as well as certain shared central services, such as reception, photocopying and the like. Tenant shall provide Landlord with the name of each Permitted User at least ten (10) days prior to the date on which such Permitted User(s) occupies a portion of the Premises; provided, however, that, concurrently with Tenant’s execution of this Lease, Tenant shall provide to Landlord a list of the Permitted Users which will occupy a portion of the Premises as of the Commencement Date. In no event shall Tenant allow any Permitted User to use the Premises for a purpose other than the permitted use defined in Article 1 of the Lease or to otherwise use the Premises in violation of any of the terms and conditions of this Lease or any of the Rule and Regulations of the Building. A violation of any of the foregoing by any Permitted User which is not cured within the applicable cure period shall be considered to be an Event of Default by Tenant hereunder. In addition, Tenant hereby agrees to indemnify Landlord for the acts and omissions of any Permitted Users (including such Permitted User’s agent, employees, contractors, customers and invitees) in accordance with the terms and conditions of the Lease and to cause any insurance to be maintained by Tenant under the Lease to be extended to cover the acts and omissions of the Permitted Users (including such Permitted User’s agent, employees, contractors, customers and invitees) while in the Building. In no event shall the occupancy of any portion of the Premises by Permitted Users be deemed to create a landlord/tenant relationship between Landlord and such Permitted Users, and, in all instances, Tenant shall be considered the sole tenant under the Lease notwithstanding the occupancy of any portion of the Premises by the Permitted Users. In the event that Tenant desires to enter into a sublease for a walled off, separately demised portion of the Premises with a Permitted User, Tenant shall provide Landlord with a copy of such sublease for approval in accordance with the terms of this Lease. The parties hereto acknowledge and agree Tenant’s desire to allow a Permitted User to use a portion of the Premises in accordance with the terms and conditions hereof is for purposes of cost sharing only and that Tenant does not intend nor shall Tenant be entitled to any profit or excess rents in excess of Monthly Installment of Rent paid to Tenant in connection with any Permitted User’s use of a portion of the Premises. Accordingly, Tenant hereby agrees that the foregoing shall in no event affect Landlord’s right to participate in bonus or excess rent as provided in Section 9.4 of this Lease. Notwithstanding the foregoing, any such bonus or excess rent received by Tenant shall exclude commercially reasonable reimbursements received by Tenant from a Permitted User for shared use of the following: photocopy machines, telephone equipment (including facsimile lines), office supplies, library usage, administrative staff and other related items in connection with the Permitted Use of the Premises. Tenant shall provide written itemization of such reimbursements within fifteen (15) days following Landlord’s written request therefore.

10.           INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the active negligence or willful misconduct of Landlord or its agents, employees or contractors. Except to the extent caused by the active negligence or willful misconduct of Landlord and not covered by insurance required of Tenant by the terms of this Lease, Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney’s fees) incurred by reason of (a) subject to Article 12, any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s actual or asserted failure to comply with

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any and all Regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. Landlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any damage to any property (including but not limited to property of Tenant) or any injury (including but not limited to death) to any person occurring in, on or about the Building to the extent that such injury or damage shall be caused by or arise from the breach or default of this Lease by Landlord and/or by the active negligence or willful misconduct of Landlord or any of Landlord’s agents or employees and not covered by insurance required of Tenant by the terms of this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11.           INSURANCE.

11.1       Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2       The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3       Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall reasonably require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

11.4       Landlord shall keep in force throughout the Term Commercial General Liability Insurance and All Risk or Special Form coverage insuring the Landlord and the Building, in such amounts and with such deductibles as Landlord determines from time to time in accordance with sound and reasonable risk management principles. The cost of all such insurance is included in Expenses.

12.          WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured (or required to be insured pursuant to this Lease) by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13.          SERVICES AND UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all actual charges jointly metered with other premises as reasonably determined by Landlord without any mark-up or other increase by Landlord. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder. Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such

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service to other tenants in the Building. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises. Tenant shall have access to the Building for Tenant and its employees twenty-four (24) hours per day, seven (7) days per week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards to the extent applicable.

14.          HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination plus all Tenant’s Proportionate Share of Expenses and Taxes under Article 4 prorated on a daily basis. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month or one (1) year, whichever shall be specified in such notice, in either case at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In addition to the payment of the amounts provided above, if Tenant fails to vacate the Premises within fifteen (15) days after Landlord notifies Tenant that Landlord has entered into a lease for the Premises or has received a bona fide offer to lease the Premises, and that Landlord will be unable to deliver possession, or perform improvements, due to Tenant’s holdover, then Tenant shall be liable to Landlord for all damages that Landlord suffers from the holdover. In any event, no provision of this Article 4 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15.          SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) business days of Landlord’s request such further commercially reasonable instruments evidencing such subordination or superiority of this Lease as may be required by Landlord. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s then current mortgagee on such mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the mortgagee. Upon request of Landlord, Tenant will execute the mortgagee’s form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

Notwithstanding the foregoing in this Article to the contrary, as a condition precedent to the future subordination of this Lease to a future mortgage, deed of trust or ground or underlying lessor, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any mortgagee, beneficiary or ground or underlying lessor who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the mortgagee, beneficiary or ground or underlying lessor, including, without limitation, additional time on behalf of the mortgagee, beneficiary or ground or underlying lessor to cure defaults of the Landlord and provide that (a) neither mortgagee, beneficiary or ground or underlying lessor nor any successor-in-interest thereto shall be bound by (i) any payment of the monthly Installment of Rent, additional rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of mortgagee, beneficiary or ground or underlying lessor or any successor-in-interest thereto; (b) neither mortgagee, beneficiary, ground or underlying lessor nor any successor-in-interest thereto will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the property upon which the Building is located or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by mortgagee, beneficiary or ground or underlying lessor, as the case may be; and (c) neither mortgagee, beneficiary or ground or underlying lessor nor any successor-in-interest thereto shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).

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Within thirty (30) days following Tenant’s execution of this Lease, Tenant shall execute a non-disturbance, subordination and attornment agreement with the current lender with an interest encumbering the Building (“Lender”) which agreement shall be substantially in accordance with Exhibit G attached hereto (the “SNDA”) and return the same to Landlord for execution by Lender. Landlord shall provide to Tenant, or cause Lender to provide to Tenant, a fully executed SNDA within sixty (60) days following the date Tenant delivers to Landlord the SNDA executed by Tenant. In the event that Tenant desires to modify or otherwise negotiate the form of SNDA, Tenant shall be liable for all costs and expenses associated therewith.

16.           RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. The rules and regulations shall be generally applicable, and generally applied in a non-discriminatory manner to all tenants of the Building; however Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

17.           REENTRY BY LANDLORD.

17.1       Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord agrees that except in the event (a) Tenant is in monetary or material non-monetary default beyond any applicable notice and cure periods under the Lease, which may result in a termination of the Lease, (b) Landlord and Tenant are negotiating for or have agreed to an early termination of the Lease, or (c) Landlord and Tenant otherwise mutually agree to the contrary, Landlord shall not show the Premises to prospective tenants except during the last nine (9) months of the Term of the Lease. Notwithstanding the foregoing, except (i) to the extent requested by Tenant, (ii) in connection with scheduled maintenance programs, and/or (iii) in the event of an emergency, Landlord shall provide to Tenant reasonable prior notice (either written or oral) before Landlord enters the Premises to perform any repairs therein and shall use reasonable efforts to exercise such entry rights accompanied by a representative of Tenant, provided that such a representative is made available to Landlord at the time that Landlord requires entry to the Premises. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known; provided, however, such modifications shall not interfere with Tenant’s use of or access to the Premises. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Subject to the last sentence of this Section 17.1, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17. Notwithstanding the foregoing, except in emergency situations, as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in the Premises.

17.2       For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.

18.           DEFAULT.

18.1         Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1      Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional

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rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

18.1.2      Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such thirty (30) day period, Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

18.1.3      Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4      Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5      A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19.           REMEDIES.

19.1         Upon the occurrence of any Event or Events of Default under this Lease, whether enumerated in Article 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law):

19.1.1      Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

19.1.1.1     The Worth at the Time of Award of the unpaid rent which had been earned at the time of termination;

19.1.1.2     The Worth at the Time of Award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could have been reasonably avoided;

19.1.1.3     The Worth at the Time of Award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could be reasonably avoided;

19.1.1.4     Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

19.1.1.5     All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

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The “Worth at the Time of Award” of the amounts referred to in parts 19.1.1.1 and 19.1.1.2 above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 5%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part 19.1.1.3, above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

19.1.2      Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

19.1.3      Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an Event or Events of Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 19.1.1.

19.2       The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.3       TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER REGULATIONS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. LANDLORD AND TENANT EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

19.4       No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default.

19.5       This Article 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion..

19.6       If more than two (2) Events of Default occur during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

19.7       If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE. If either party participates in an action against the other party arising out of or in connection with this Lease or any covenants or obligations hereunder, then the prevailing party shall be entitled to have or recover from the other party, upon demand, all reasonable attorneys’ fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, and all other costs and expenses incurred in connection therewith.

19.8       Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into

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and upon the Premises if Landlord determines in its reasonable discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

20.          TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1         If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1      Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1     Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2     Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3     The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4     Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21.          QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord, or any person validly claiming by or through Landlord, subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons not validly claiming by or through Landlord, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22.          CASUALTY.

22.1         In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within two hundred thirty (230) days following the date of the casualty, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in

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accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2       If such repairs cannot, in Landlord’s reasonable estimation, be made within two hundred thirty (230) days following the date of the casualty, Landlord and Tenant shall each have the option of giving the other, at any time within sixty (60) days after Landlord’s notice of estimated restoration time, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3       Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4       In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon this Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the reasonable amount of time Landlord is so delayed.

22.5       Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term. Notwithstanding the foregoing, Landlord will not be entitled to terminate this Lease solely because the casualty occurs during the last twelve (12) months of the then current Term if Tenant has an exercisable right to renew or extend the Term pursuant to Article 39 of this Lease, and Tenant, within ten (10) days after receipt of Landlord’s notice of termination, validly exercises such right. The foregoing shall not prohibit Landlord from exercising its right to terminate for any of the other reasons set forth herein. In addition to Landlord’s and Tenant’s right to terminate as provided herein, Tenant shall have the right to terminate this Lease if: (i) a material portion of the Premises is rendered untenantable by fire or other casualty and Landlord’s completion estimate described in Section 22.1 provides that such damage cannot reasonably be repaired (as determined by Landlord) within sixty (60) days after Landlord’s receipt of all required permits to restore the Premises; (ii) there is less than one (1) year of the Term remaining on the date of such casualty; (iii) the casualty was not caused by the negligence or willful misconduct of Tenant or any Tenant Entities; and (iii) Tenant provides Landlord with written notice of its intent to terminate within thirty (30) days after the date of Landlord’s completion estimate.

22.6       In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

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22.7         Tenant hereby waives any and all rights under and benefits of Sections 1932(2) and 1933(4) of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

23.          EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the Monthly Installments of Rent and Tenant’s Proportionate Share of Expenses and Taxes thereafter to be paid shall be proportionately adjusted on a fair and equitable basis under the circumstances. Tenant’s obligation to pay Monthly Installment of Rent and Tenant’s Proportionate Share of Expenses and Taxes will abate on a proportionate basis with respect to that portion of the Premises remaining after the taking or appropriation that Tenant is unable to use during Landlord’s restoration for the period of time that Tenant is unable to use such portion of the Premises. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures, loss of profits and goodwill, and moving expenses; Tenant shall make no claim for the value of any unexpired Term. Tenant hereby waives any and all rights under and benefits of Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.

24.          SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease, provided that, any successor pursuant to a voluntary, third-party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease either by contractual obligation, assumption agreement or by operation of law, and further provided that Landlord and its successors, as the case may be, shall remain liable after their respective periods of ownership with respect to any sums due in connection with a breach or default by such party that arose during such period of ownership by such party. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25.          ESTOPPEL CERTIFICATES. Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that to Tenant’s actual knowledge, after due investigation, there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other factual matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) business day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26.          SURRENDER OF PREMISES.

26.1         Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

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26.2       All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations (excluding trade fixtures) shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty and condemnation. Notwithstanding the foregoing, subject to Section 6.4, if Landlord elects by notice given to Tenant at least twenty (20) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal; provided, however, that Tenant shall not be required to remove any alterations or improvements made to the Premises under the Primary Lease nor shall Tenant be required to remove the Sublease Alterations as set forth in that certain Consent to Sublease dated July 11, 2005 by and among Landlord, as landlord, Sublessor as sublandlord and Tenant as subtenant. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. If Tenant fails to remove any Alterations which Tenant is required to be remove pursuant to terms of this Lease and/or any Personalty from the Premises on or before the Termination Date, Landlord may remove and dispose of such Alterations and/or Personalty, as the case may be, and repair the Premises as aforesaid, and Tenant shall pay to Landlord upon demand, as additional rent hereunder, the cost of such removal and repair.

26.3       All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27.          NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28.          TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent (except that any such tax in effect on the Commencement Date shall be included in Taxes); (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29.          RELOCATION OF TENANT. [Intentionally Omitted]

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30.          DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant and Landlord hereby accept and agree to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, or any remeasurement of the Building; provided however that Tenant’s Proportionate Share shall only be adjusted if any such remeasurement occurs as a result of a change in the common area that affects the load factor for the Building or if a new, formal version of the American National Standard Institute/BOMA Method of Floor Measurement for office space, as promulgated by the Building Owners and Managers Association (commonly known as BOMA ANSI-Z-65.1-1996) is issued and in any event, Landlord shall not make any such adjustment under this Lease during the initial Term of this Lease. In the event of any such remeasurement, the Monthly Installment of Rent and Tenant’s Proportionate Share shall in no event be increased during the initial Term of this Lease solely as a result of any such remeasurement. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord’s reasonable discretion.

31.          TENANT’S AUTHORITY.

31.1       If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

31.2       Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

32.          FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. Notwithstanding the foregoing, Landlord shall not request financial statements more than once in each consecutive one (1) year period during the Term unless (i) Tenant is in default, (ii) Landlord reasonably believes that there has been an adverse change in Tenant’s financial position since the last financial statement provided to Landlord, or (iii) requested (a) in connection with a proposed sale or transfer of the Building by Landlord, or (b) by an investor of Landlord, any Landlord Entity or any lender or proposed lender of Landlord or any Landlord Entity. Notwithstanding the requirements set forth above in this Article 32, so long as Tenant is a publicly traded company on an “over-the-counter” market or any recognized national or international securities exchange, the above described requirement that Tenant deliver to Landlord Tenant’s financial statements and related

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information shall not apply so long as Tenant’s current public annual report (in compliance with applicable securities laws) for such applicable year is available to Landlord in the public domain.

33.          COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages. Landlord shall pay a brokerage commission to Landlord’s Broker pursuant to a separate written agreement with Landlord’s Broker. Tenant shall indemnify and hold Landlord and Landlord Entities harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and Tenant Entities harmless from all claims of any other brokers claiming to have represented Landlord in connection with this Lease.

34.          TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

35.          SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

36.          ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

37.          EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

38.          RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

39.          OPTION TO RENEW. Provided this Lease is in full force and effect and Tenant is not in default beyond applicable notice and cure periods under any of the other terms and conditions of this Lease at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) this Lease for a term of three (3) years (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:

39.1       If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is three hundred sixty-five (365) days prior to the expiration of the Term of this Lease but no later than the date which is two hundred seventy (270) days prior to the expiration of the Term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease.

39.2       The Annual Rent and Monthly Installment of Rent in effect at the expiration of the Term of this Lease shall be increased to reflect the Prevailing Market (as defined in Section 39.9) rate. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment of Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Article 39. Said notification of the new Annual Rent and Monthly Installment of Rent may include a provision for its escalation to provide for a change in the Prevailing Market rate between the time of notification and the commencement of the Renewal Term. Notwithstanding anything to the contrary set forth herein, in no event shall the rate of the Annual Rent and Monthly Installment of Rent for the Renewal Term be less than the rate of the Annual Rent and Monthly Installment of Rent in the preceding period (the “Minimum Renewal Rental Rate”).

39.3       If Tenant and Landlord are unable to agree on a mutually acceptable Annual Rent and Monthly Installment of Rent for the Renewal Term not later than sixty (60) days prior to the expiration of the Term, then Landlord and Tenant, within five (5) days after such date, shall each simultaneously submit to the other, in a sealed envelope, its good faith

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estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”), subject to the terms of Section 39.5 below regarding the Minimum Renewal Rental Rate. If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then the Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not established by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in Mountain View, California, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

39.4       Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant, subject to the terms of Section 39.5 below regarding the Minimum Renewal Rental Rate. If either Landlord or Tenant fails to appoint an appraiser within the seven (7) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market rate within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e., the arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his or her determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Prevailing Market rate for the Premises, subject to the terms of Section 39.5 below regarding the Minimum Renewal Rental Rate. If the arbitrator believes that expert advice would materially assist him or her, he or she may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

39.5       Intentionally omitted.

39.6       If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Monthly Installments of Rent upon the terms and conditions in effect during the last month of the initial Term until such time as the Prevailing Market rate has been determined. Upon such determination, the Annual Rent and Monthly Installments of Rent for the Premises shall be retroactively adjusted to the commencement of such Renewal Term for the Premises.

39.7       This Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant and any Permitted Transferee (as defined in Section 9.8 of this Lease) as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

39.8       If the Renewal Option is validly exercised or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right to extend the term of this Lease.

39.9       For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the same rental market in the Mountain View, California area as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

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40.           ROOF SPACE FOR DISH/ANTENNA.

40.1       During the initial Term and any extension thereof, Tenant, at no cost or expense during the Term, shall have the right to lease space on the roof of the Building for the purpose of installing (in accordance with Article 6 of this Lease), operating and maintaining a dish/antenna or other communication device (the “Dish/Antenna”) to be approved by Landlord. The location of the space on the roof to be leased by Tenant is referred to herein as the “Roof Space”. Landlord reserves the right at its sole expense to relocate the Roof Space as reasonably necessary during the Term. Landlord’s designation shall take into account Tenant’s use of the Dish/Antenna. Notwithstanding the foregoing, Tenant’s right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord’s architect and/or engineer, which approvals shall not be unreasonably withheld, conditioned or delayed, with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna, or any replacements thereof, along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the “Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval no later than twenty (20) days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining and maintaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant in writing of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant’s reasonable cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the “Aesthetic Screening”).

40.2       Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord, at Tenant’s sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any Tenant Entity.

40.3       Tenant agrees to install and maintain only equipment of types and frequencies which will not cause unreasonable interference to Landlord or any other tenant of the Building. In the event Tenant’s equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space. Landlord shall make commercially reasonable efforts to ensure that any new equipment installed on the roofs by other tenants or users does not have frequencies which causes unreasonable interference to Tenant’s Dish/Antenna. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord’s power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor any Landlord Entity shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord any Landlord Entity shall have any responsibility or

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liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

40.4       The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant’s equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord’s sole discretion. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.

40.5       In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor. In the event the Landlord contemplates roof repairs that could affect Tenant’s Dish/Antenna, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

40.6       Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building. Tenant acknowledges that Landlord may at some time establish a standard license agreement (the “License Agreement”) with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially or adversely alter the rights of Tenant hereunder with respect to the Roof Space. Tenant specifically acknowledges and agrees that the terms and conditions of Article 10 of this Lease shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

40.7       If Tenant defaults under any of the terms and conditions of this Section or this Lease, and Tenant fails to cure said default within the time allowed by Article 18 of this Lease, Landlord shall be permitted to exercise all remedies provided under the terms of this Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any. Tenant’s rights pursuant to this Article 40 are personal to the named Tenant under this Lease and assignees or subtenant consented to by Landlord pursuant to Article 9 above, and are not otherwise transferable.

41.          SIGNAGE.

41.1         During the Term and any extension thereof and provided that Tenant leases and occupies the Premises, Tenant shall continue to have the right to have its name on the Building’s monument sign located on East Evelyn (the “Monument Sign”), subject to the terms of this Section 41.1. Landlord shall not charge a separate fee to Tenant for the right to have its name on the Monument Sign. The design, size and color of the signage with Tenant’s name to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall comply with all applicable Regulations and shall be subject to the approval of Landlord and all applicable governmental authorities. Landlord acknowledges that it approves the existing Monument Sign. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of

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Tenant’s signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share of the cost of any maintenance and repair associated with the Monument Sign. Upon expiration or earlier termination of this Lease or Tenant’s right to possession of or to lease the Premises, or if Tenant ceases to occupy the Premises and during such period of nonoccupancy fails to pay rent hereunder, Landlord, at Tenant’s cost, payable as additional rent within five (5) business days after demand therefor, shall have the right to remove Tenant’s signage from the Monument Sign and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted. The rights provided in this Section 41.1 shall be non-transferable unless otherwise agreed by Landlord in writing.

41.2         During the Term and any extension thereof and provided that Tenant leases and occupies the Premises, Tenant, at Tenant’s sole cost, but subject to governmental approvals, shall continue to have the one exclusive sign located near the top of the exterior wall of the Building on the East side of the Building (i.e., the side of the Building which faces Highway 237) (the “Building Signage”). Tne design, size, color and exact location of the Building Signage shall comply with all applicable Regulations and shall be subject to the approval of all applicable governmental authorities and Landlord’s prior written approval. Such right to Building Signage is subject to the following terms and conditions:

41.2.1      Tenant shall periodically inspect the Building Signage to identify any conditions that are in need of maintenance or repair. Tenant shall provide Landlord with notice of any such conditions and Landlord shall make any such repairs within a reasonable period of time following the receipt of such notice. All sums paid by Landlord and all expenses incurred by it in connection with such repairs shall be payable to Landlord by Tenant within ten (10) business days of Landlord’s demand. Tenant shall be responsible for any electrical energy used in connection with the Building Signage. Notwithstanding the foregoing, Tenant shall not be liable for any fee in connection with Tenant’s right to display the Building Signage in accordance with the Lease. At Landlord’s option, Tenant’s right to the Building Signage may be revoked and terminated upon occurrence of any of the following events:

41.2.1.1     Tenant shall be in default under this Lease beyond any applicable cure period.

41.2.1.2     Tenant does not occupy the Premises.

41.2.1.3     This Lease shall terminate or otherwise no longer be in effect.

Upon the expiration or earlier termination of this Lease or at such other time that Tenant’s signage rights are terminated pursuant to the terms hereof, if Tenant fails to remove the Building Signage and repair the Building in accordance with the terms of this Lease, Landlord shall cause the Building Signage to be removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of the Building Signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord notwithstanding anything to the contrary contained in this Lease. Tenant shall pay all costs and expenses for such removal and restoration within five (5) business days following delivery of an invoice therefor. The rights provided in this Section 41.2 shall be non-transferable, except in connection with an assignment of this Lease approved by Landlord, a Permitted Transfer, or as otherwise agreed by Landlord in writing in its sole discretion.

42.          EMERGENCY GENERATOR (WITH TANK).

42.1         Tenant, subject to Landlord’s review and approval of Tenant’s plans therefor, shall have the right to install a 300 kilowatt supplemental generator (the “Generator”) and an above ground fuel tank (the “Tank”) to provide emergency additional electrical capacity to the Premises during the Term. Tenant’s plans for the Generator and the Tank shall include a secondary containment system to protect against and contain any release of hazardous materials. The Generator and the Tank shall be placed at a location mutually and reasonably acceptable to Landlord and Tenant (the “Generator Area”). Notwithstanding the foregoing, Tenant’s right to install the Generator and the Tank shall be subject to Landlord’s approval of the manner in which the Generator and the Tank is installed, the manner in which any fuel pipe is installed, the manner in which any ventilation and exhaust systems are installed, the manner in which any cables are run to and from the Generator to the Premises and the measures that will be taken to eliminate any vibrations or sound disturbances from the operation of the Generator, including, without limitation, any necessary two (2) hour rated enclosures or sound installation. Landlord shall have the right to require an acceptable enclosure to hide or disguise the existence of the Generator and the Tank and to minimize any adverse effect that the installation of the Generator and the Tank may have on the appearance of the Building and the real property and project in which the Building is located (collectively, the “Project”). Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Generator and the Tank. Tenant shall not install or operate the Generator or the Tank until

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Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses and authorizations necessary for the installation and operation of the Generator and the Tank. In addition to, and without limiting Tenant’s obligations under this Lease, Tenant shall comply with all applicable environmental and fire prevention Regulations pertaining to Tenant’s use of the Generator Area. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Generator and the Tank. Notwithstanding anything herein to the contrary, if after installation, Tenant removes the Generator or the Tank from the Generator Area for reasons other than the repair and replacement of the Generator, Tenant’s right to install and maintain the Generator and the Tank and to use the Generator Area shall be null and void.

42.2       Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of the Generator and the Tank shall in no way damage any portion of the Building or Project. To the maximum extent permitted by Regulations, the Generator and the Tank and all appurtenances in the Generator Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant if the Generator, the Tank or any appurtenances installations are damaged for any reason. Tenant agrees to be responsible for any damage caused to the Building or Project in connection with the installation, maintenance, operation or removal of the Generator and, in accordance with the terms of Article 10 of this Lease, to indemnify, defend and hold Landlord and the Landlord Entities harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects’ and attorneys’ fees (if and to the extent permitted by Regulations), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Entities in connection with the installation, maintenance, operation or removal of the Generator and the Tank, including, without limitation, any environmental and hazardous materials claims. In addition to, and without limiting Tenant’s obligations under this Lease, Tenant covenants and agrees that the installation and use of the Generator and the Tank and appurtenances shall not adversely affect the insurance coverage for the Building. If for any reason, the installation or use of the Generator, the Tank and/or the appurtenances shall result in an increase in the amount of the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase.

42.3       Tenant shall be responsible for the installation, operation, cleanliness, maintenance and removal of the Generator and the Tank and the appurtenances, all of which shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generator, Tank and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant shall take the Generator Area “as is” in the condition in which the Generator Area is in as of the Commencement Date, without any obligation on the part of Landlord to prepare or construct the Generator Area for Tenant’s use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Generator Area for the installation and operation of the Generator or the Tank. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Generator Area without Landlord’s prior written consent. Tenant agrees to maintain the Generator and the Tank, including without limitation, any enclosure installed around the Generator and the Tank in good condition and repair. Tenant shall be responsible for performing any maintenance and improvements to any enclosure surrounding the Generator and the Tank so as to keep such enclosure in good condition.

42.4       Tenant, upon prior notice to Landlord and subject to the rules and regulations enacted by Landlord, shall have access to the Generator and the Tank and its surrounding area for the purpose of installing, repairing, maintaining and removing said Generator and the Tank. Tenant shall only test the Generator at a time mutually agreed to in writing by Landlord and Tenant in advance. Tenant shall be permitted to use the Generator Area solely for the maintenance and operation of the Generator and the Tank, and the Generator, Tank and Generator Area are solely for the benefit of Tenant. All electricity generated by the Generator may only be consumed by Tenant in the Premises. Landlord shall have no obligation to provide any services, including, without limitation, electric current, to the Generator Area. Tenant shall have no right to sublet the Generator Area or to assign its interest hereunder.

42.5       Notwithstanding anything to the contrary contained herein, if at any time during the Term Landlord determines in its sole but bona fide business judgment, that the Generator, Tank and/or any appurtenances interfere with the operations of the Building or the operations of any of the occupants of the Building, then Tenant shall, upon notice from Landlord, cease any further operation of the Generator and Tank. From and after such notice by Landlord, Tenant shall have no further right to operate the Generator or Tank unless and until Tenant shall have redesigned and modified the Generator, Tank and/or installations in a manner approved by Landlord, provided however, that Landlord’s approval of such redesign and modification shall constitute the mere permission to operate the Generator and the Tank, which permission shall in no event be construed to abrogate or diminish Landlord’s rights or Tenant’s obligations under this Article 42 or this Lease.

43.           LETTER OF CREDIT. Concurrent with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses

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and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) in the amount of Three Hundred Fifty Thousand Dollars ($350,000.00). The following terms and conditions shall apply to the Letter of Credit:

43.1       The Letter of Credit shall be in favor of Landlord, shall be issued by a bank acceptable to Landlord with a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this Article and shall otherwise be in the form attached hereto as Exhibit E.

43.2       The Letter of Credit or any replacement Letter of Credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than two months subsequent to the Termination Date (the “LOC Expiration Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the Letter of Credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the Letter of Credit that it does not intend to renew the Letter of Credit. Tenant understands that the election by the issuing bank not to renew the Letter of Credit shall not, in any event, diminish the obligation of Tenant to deposit the Security Deposit or maintain such an irrevocable Letter of Credit in favor of Landlord through the LOC Expiration Date.

43.3       Landlord, or its then managing agent, upon the occurrence of an Event of Default, or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, without prejudice to any other remedy provided in this Lease or by Regulations, shall have the right from time to time to make one or more draws on the Letter of Credit and use all or part of the proceeds in accordance with Section 43.4 below. In addition, if Tenant fails to furnish a renewal or replacement letter of credit complying with all of the provisions of this Article 43 at least sixty (60) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Article 43. Funds may be drawn down on the Letter of Credit upon presentation to the issuing bank of Landlord’s (or Landlord’s then managing agent’s) certification set forth in Exhibit E.

43.4       Tenant acknowledges and agrees (and the Letter of Credit shall so state) that the Letter of Credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a) against any rent or other amounts payable by Tenant under this Lease that is not paid when due; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including any damages arising under Section 1951.2 of the California Civil Code following termination of this Lease; (c) against any costs incurred by Landlord in connection with this Lease (including reasonable attorneys’ fees); and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within sixty (60) days after the LOC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the LOC Expiration Date a voluntary petition is filed by Tenant or any guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

43.5       If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the amount set forth in this Article 43, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount required pursuant to this Article 43), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Article 43, and if Tenant, fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

43.6       Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including

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Landlord’s mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten (10) days after Landlord’s written request therefor.

43.7       If the Letter of Credit expires earlier than the LOC Expiration Date, or the issuing bank notifies Landlord that it shall not renew the Letter of Credit, Landlord shall accept a renewal thereof or substitute letter credit (such renewal or substitute Letter of Credit to be in effect not later than sixty (60) days prior to the expiration thereof), irrevocable and automatically renewable through the LOC Expiration Date upon the same terms as the expiring Letter of Credit or upon such other terms as may be acceptable to Landlord. However, if (a) the Letter of Credit is not timely renewed, or (b) a substitute Letter of Credit, complying with all of the terms and conditions of this paragraph is not timely received, Landlord may present such Letter of Credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with Article 5 of this Lease. Notwithstanding the foregoing, Landlord shall be entitled to receive from Tenant all attorneys’ fees and costs incurred in connection with the review of any proposed substitute Letter of Credit pursuant to this Section.

43.8       Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Regulation applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Regulations, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 43.8 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any other Tenant Entities, including any damages Landlord suffers following termination of this Lease.

43.9       Provided no Event of Default has occurred hereunder in the twelve (12) month period prior to the First LOC Reduction (defined below) and in the twelve (12) month period prior to the Second LOC Reduction (defined below), and no less than thirty (30) days prior to each requested letter of credit reduction date, Tenant may reduce the amount of Letter of Credit so that the new Letter of Credit amounts will be as follows: (i) $240,000.00 effective as of July 1, 2010 (the “First LOC Reduction”); and (ii) $130,000.00 effective as of July 1, 2011 (the “Second LOC Reduction”). If Tenant is not entitled to reduce the amount of the Letter of Credit as of a particular reduction effective date due to Tenant’s failure to timely pay all rent and other amounts payable pursuant to this Lease during the required periods specified above, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had Tenant timely paid all rent and other amounts payable pursuant to this Lease. Notwithstanding anything to the contrary contained herein, if Tenant has been in default under this Lease at any time prior to the effective date of any reduction of the amount of the Letter of Credit and Tenant has failed to cure such default within any applicable cure period, then Tenant shall have no further right to reduce the amount of the Letter of Credit as described herein. Any reduction in the Letter of Credit amount shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit in the reduced amount, which substitute Letter of Credit shall comply with the requirements of this Article 43.

44.          RIGHT OF FIRST OFFER.

44.1         Provided Tenant is not then in uncured default under the terms, covenants and conditions of this Lease, and so long as Landlord at the time is the owner of the building in which the Offer Space (as defined below) is located, Tenant shall have the one time right of offer (the “Offer Right”) to lease that certain space which is the first (1st) and second (2nd) floors of the building located at 321 East Evelyn Avenue, Mountain View, California and comprising approximately 36,255

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rentable square feet (“Offer Space”), subject to the existing rights of Savi Technology, Inc. and Teneros, Inc. (and each of their successors or permitted transferees), effective at such time as the subject Offer Space is vacated by the prior occupant (including any subtenant). In such event, Landlord shall give written notice to Tenant of the availability of the subject Offer Space and the terms and conditions on which Landlord intends to offer it to the public and Tenant shall have a period of five (5) days in which to exercise Tenant’s Offer Right to lease the entire subject Offer Space only pursuant to the terms and conditions contained in Landlord’s notice, failing which Landlord may lease the subject Offer Space to any third party on whatever basis Landlord desires, and Tenant shall have no further rights with respect to such subject Offer Space. If Tenant exercises its Offer Right for the Offer Space in accordance with the terms and conditions of this Article 44, effective as of the date Landlord delivers the subject Offer Space, such Offer Space shall automatically be included within the Premises and subject to all the terms and conditions of this Lease (provided that Landlord may in its discretion elect to prepare a separate lease for the Offer Space provided that the terms and conditions of such separate lease shall be the same as this Lease (subject to the terms and conditions in this Article 44), except as set forth in Landlord’s notice and as follows:

44.1.1      Tenant’s Proportionate Share shall be recalculated, using the total square footage of the Premises, as increased by the subject Offer Space, as the case may be.

44.1.2      the Offer Space shall be leased on an “as is” basis and Landlord shall have no obligation to improve the Offer Space or grant Tenant any improvement allowance thereon except as may be provided in Landlord’s written notice of the Offer Right to Tenant.

44.1.3      Tenant shall, prior to the beginning of the term for the subject Offer Space, as the case may be, execute a written memorandum or amendment confirming the inclusion of the subject Offer Space and the Monthly Installment of Rent and Annual Rent applicable thereto.

44.2       Tenant shall have no such Offer Right with respect to the subject Offer Space, as the case may be, and
Landlord need not provide Tenant with a written notice of the same, if:

44.2.1      Tenant is in default under this Lease at the time that Landlord would otherwise deliver its written notice of the subject Offer Right as described above; or

44.2.2      More than 50% of the Premises is sublet at the time Landlord would otherwise deliver its written notice of the subject Offer Right as described above; or

44.2.3      this Lease has been assigned (other than to a Permitted Transferee) prior to the date Landlord would otherwise deliver its written notice of the subject Offer Right as described above; or

44.2.4      Tenant is not occupying the Premises on the date Landlord would otherwise deliver its written notice of the Offer Right as described above; or

44.2.5      the subject Offer Space is not intended for the exclusive use of Tenant during the Term; or

44.2.6      the existing tenant in the subject Offer Space is interested in extending or renewing its lease for such Offer Space or entering into a new lease for such Offer Space.

44.3       If Landlord is delayed delivering possession of the subject Offer Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of such space, and the commencement of the term for the subject Offer Space shall be postponed until the date Landlord delivers possession of the subject Offer Space to Tenant free from occupancy by any party.

44.4       The rights of Tenant hereunder with respect to the Offer Space shall terminate on the earlier to occur of: (i) eight (8) calendar months prior to the expiration of the Term of this Lease (subject to Tenant’s right to extend the same pursuant to Article 39 of this Lease); (ii) the date Landlord would have provided Tenant written notice of the Offer Right as described herein above if Tenant had not been in violation of one or more of the conditions set forth in Section 44.2 above; and (iii) Tenant’s failure to exercise its Offer Right within the five (5) day period provided in Section 44.1 above.

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Revised 9/09/05
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45.           LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building in which the Premises is located. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages. For purposes hereof, “Landlord’s interest in the Building” shall include rents due from tenants, insurance proceeds, and proceeds from condemnation or eminent domain proceedings (prior to the distribution of same to any partner or shareholder of Landlord or any other third party).

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Reference Date set forth in the Reference Pages of this Lease.

LANDLORD:	TENANT:

SFERS REAL ESTATE CORP. U,	CONCEPTUS, INC.,
a Delaware corporation	a Delaware corporation

By:	RREEF Management Company, a Delaware corporation, its Authorized Agent

By:	/s/ Stephen J. George	By:	/s/ Gregory E. Lichtwardt

Name: Stephen J. George		Name:	Gregory E. Lichtwardt

Title: Regional Director		Title:	Executive Vice President

Dated:	12/9/08	Dated:	12.5.08

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Revised 9/09/05
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EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of the Lease bearing the

Lease Reference Date of December 5, 2008 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

CONCEPTUS, INC., a Delaware corporation, as Tenant

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of the Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

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EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES (con’t)

attached to and made a part of the Lease bearing the

Lease Reference Date of December 5, 2008 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

CONCEPTUS, INC., a Delaware corporation, as Tenant

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EXHIBIT A-l – SITE PLAN

attached to and made a part of the Lease bearing the

Lease Reference Date of December 5, 2008 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

CONCEPTUS, INC., a Delaware corporation, as Tenant

Exhibit A-l is intended only to show the general location of the Building and/or the project of which the Building is a part as of the beginning of the Term of the Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

Mountain View Corporate Center

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EXHIBIT A-2 – DEPICTION OF VISITOR PARKING SPACES

attached to and made a part of the Lease bearing the

Lease Reference Date of December 5, 2008 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

CONCEPTUS, INC., a Delaware corporation, as Tenant

Exhibit A-2 is intended only to show the general layout of the Visitor Parking Spaces as of the beginning of the Term of the Lease. It does not in anyway supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

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EXHIBIT B – TENANT ALTERATIONS

attached to and made a part of the Lease bearing the

Lease Reference Date of December 5, 2008 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

CONCEPTUS, INC., a Delaware corporation, as Tenant

1.            Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit B is attached and all prepaid rent, the Security Deposit, and insurance certificates required under the Lease, shall have the right to perform alterations and improvements in the Premises (the “Initial Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article 6 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of the Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

2.            Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or incur any costs in connection with the construction or demolition of any improvements in the Premises. This Exhibit B shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

attached to and made a part of the Lease bearing the

Lease Reference Date of December 5, 2008 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

CONCEPTUS, INC., a Delaware corporation, as Tenant

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of      , 20       , by and between SFERS REAL ESTATE CORP. U, a Delaware corporation (“Landlord”) and CONCEPTUS, INC., a Delaware corporation (“Tenant”).

Recitals:

A.          Landlord and Tenant are parties to that certain Lease, dated for reference December 5, 2008 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 58,242 rentable square feet at the Project commonly known as Mountain View Corporate Center.

B.           Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.           Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.            The actual Commencement Date is            .

2.            The actual Termination Date is          .

3.            The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

4.            Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:	TENANT:

SFERS REAL ESTATE CORP. U, a Delaware corporation	CONCEPTUS, INC., a Delaware corporation

By:	RREEF Management Company, a
Delaware corporation, its Authorized Agent

By:	DO NOT SIGN	By:	DO NOT SIGN

Name:		Name:

Title:		Title:

Dated:		Dated:

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EXHIBIT D – RULES AND REGULATIONS

attached to and made a part of the Lease bearing the

Lease Reference Date of December 5, 2008 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

CONCEPTUS, INC., a Delaware corporation, as Tenant

1.            No sign, placard, picture, advertisement, name or notice (collectively referred to as “Signs”) shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord’s sole discretion. All approved Signs shall be printed, painted, affixed or inscribed at Tenant’s expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant’s expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant’s expense and without notice.

2.            If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3.            Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

4.            If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord. Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

5.            Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

6.            Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent which consent shall be in Landlord’s sole discretion.

7.            Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof.  Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

8.            No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable Regulations.

9.            Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

10.          Tenant shall not use the name of the Building or any photograph or other likeness of the Building in connection with or in promoting or advertising Tenant’s business except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

11.          All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

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12.         Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

13.          Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

14.          Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written consent.

15.          No person shall go on the roof without Landlord’s permission.

16.          Tenant shall not permit any animals, other than seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the property.

17.          Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

18.          These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

19.          Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

20.          Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

21.          Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

22.          Any directory of the Building or project of which the Building is a part (“Project Area”), if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names.

23.          Canvassing, soliciting, distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.

24.          Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

25.          Driveways, sidewalks, halls, passages, exits, entrances and stairways (“Access Areas”) shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

26.          Landlord reserves the right to designate the use of parking areas and spaces. Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant’s guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner’s expense. Vehicles parked overnight without prior written

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consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner’s expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

27.          No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant’s own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

28.          During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants. All products, materials or goods must be stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

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EXHIBIT E – FORM OF LETTER OF CREDIT

attached to and made a part of the Lease bearing the

Lease Reference Date of December 5, 2008 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

CONCEPTUS, INC., a Delaware corporation, as Tenant

IRREVOCABLE LETTER OF CREDIT

SFERS REAL ESTATE CORP. U	Letter of Credit No.
A Delaware Corporation	Date: December 5, 2008
C/O RREEF Management Company	Expiration Date: September 30, 2010
1310 Tully Road, Suite 110
San Jose, California 95122

Attention:

Ladies and Gentlemen:

At the request and for the account of Conceptus, Inc., 331 E Evelyn Ave, Mountain View, CA 94041 (“Applicant”), we hereby establish our Irrevocable Letter of Credit in your favor in the amount of Three Hundred Fifty Thousand and 00/100 United States Dollars (US$350,000.00) available with us at our above office by payment of your draft(s) drawn on us at sight accompanied by your signed and dated statement purportedly signed by an authorized representative or signatory of the beneficiary of Wells Fargo Bank Letter of Credit No.             (“Beneficiary”) worded as follows with the instructions in brackets therein complied with:

“This draw in the amount of [Insert Amount of Draft Which Accompanies Statement in Words] U.S. Dollars ($[Insert Amount of Draft Which Accompanies Statement in Figures]) under your Irrevocable Standby Letter of Credit No.                                (the “Wells Credit”) represents funds due and owing to us pursuant to the terms of that certain lease December 5, 2008 by and between Conceptus, Inc., a Delaware corporation, as tenant, and SFERS REAL ESTATE CORP. U, a Delaware corporation (as such lease may be amended, restated or replaced) and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit: RREEF Property Management, 875 North Michigan Ave., 41st Floor, Chicago, IL 60611, Attn: John Marconnect by registered mail or express courier that we elect not to extend the expiration date of this Letter of Credit beyond the date specified in such notice. Upon our sending you such notice of the non-extension of the expiration date of this Letter of Credit, you may also draw under this Letter of Credit by presentation to us at our above address, on or before the expiration date specified in such notice, of your draft drawn on us at sight accompanied by a signed and dated statement purportedly signed by an authorized representative or signatory of Beneficiary worded as follows with the instructions in brackets therein complied with:

“We are in receipt of your notice that you have elected not to renew Wells Fargo Bank, N.A. Letter of Credit No.                         and the applicant has failed to provide us with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of that certain lease dated December 5, 2008 by and between the beneficiary, as landlord, and the applicant, as tenant, as amended or modified from time to time, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

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Partial and multiple drawings are permitted under this Letter of Credit.

Each draft must be marked “Drawn under Wells Fargo Bank, N.A. Letter of Credit No.                    .”

Each draft must also be accompanied by the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such draft.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

Notwithstanding any provision in the UCP (as hereinafter defined) to the contrary, this Letter of Credit is transferable one or more times by the Beneficiary, but in each instance to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be affected only through ourselves and only upon presentation to us at our above-specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit A together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. All charges in connection with any transfer of this Letter of Credit are for the Applicant’s account. However, any request for transfer is not contingent upon the Applicant’s ability to pay our transfer fee.

Except as otherwise provided in this Letter of Credit, this Letter of Credit is subject to the Uniform Customs and Practice For Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (the “UCP”), and engages us in accordance therewith. Without limiting any other express provisions of this Letter of Credit that may be in conflict with (and in which event shall supersede) the provisions of the UCP, the last three sentences of Article 10(c) of the UCP are hereby excluded.

Very truly yours

WELLS FARGO BANK, N.A.

BY:
(AUTHORIZED SIGNATURE)

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Exhibit A

Wells Fargo Bank, N.A.
Letter of Credit No.

Date:

Wells Fargo Bank, N.A.

Trade Services Division, Northern California

One Front Street, 21st Floor

San Francisco, California 94111

Subject: Your Letter of Credit No.

Ladies and Gentlemen:

For value received, we hereby irrevocably assign and transfer all our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to:

[insert name of transferee]

[insert address]

By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us.

Enclosed are the original Letter of Credit and the original of all amendments to this date. Please notify the transferee of this transfer and of the terms and conditions of the Letter of Credit as transferred. This transfer will not become effective until the transferee is so notified.

Very truly yours,

[insert name of transferor]

By:
Name:
Title:

[CORPORATE NOTARY PAGE ATTACHED]

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STATE OF CALIFORNIA              )

                                                                            )

COUNTY OF                                                     )ss:

On __________________, 200_, before me,___________________________, Notary Public, personally appeared ______________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public

end format

Agreed to and accepted by:

APPLICANT

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EXHIBIT F – INTENTIONALLY OMITTED

attached to and made a part of the Lease bearing the

Lease Reference Date of December 5, 2008 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

CONCEPTUS, INC., a Delaware corporation, as Tenant

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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EXHIBIT G – APPROVED HAZARDOUS MATERIALS

attached to and made a part of the Lease bearing the

Lease Reference Date of December 5, 2008 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

CONCEPTUS, INC., a Delaware corporation, as Tenant

Chemical Name	Conceptus Part Number
Isopropyl Alcohol 100%	100041
Isopropyl Alcohol 70%	100177
Alconox Detergent	100762
Hydrophilic Coating Solution	101481
Cross Linker Hydrophilic	101482
Neutralizer Kester #5760	100763
Flux #2	E2114
Sulfamic Acid	100809
Neutralizer – NaHC03	100932
TriSodium Phosphate	100964
Hydrogen Peroxide	100810
Loctite UV Cure 3211	101338
Loctite LiteCure 3321	101334

Revision		Release
Level	ECO#	Date	Originators Name	Change Request

A	7701	05/16/07	M. Margone	Initial Release

B	7707	06/06/07	M. Margone	Add part number for 100% Isopropyl Alcohol and add new part numbers for Hydrophilic Coating Solution and Cross Linker Hydrophilic

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EXHIBIT H – FORM OF LANDLORD CONSENT TO SUBLEASE

attached to and made a part of the Lease bearing the

Lease Reference Date of December 5, 2008 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

CONCEPTUS, INC., a Delaware corporation, as Tenant

LANDLORD CONSENT TO SUBLEASE

THIS LANDLORD CONSENT TO SUBLEASE (“Consent Agreement”) is entered into as of                                ,                , by and among                                                                                          (“Landlord”),                                                                            (“Sublandlord”), and                                                                          (“Subtenant”).

RECITALS:

A.                                Landlord, as landlord, and Sublandlord, as tenant, are parties to that certain lease agreement dated                                       , (as the same may have been amended, the “Lease”) pursuant to which Landlord has leased to Sublandlord certain premises containing approximately                                     rentable square feet (the “Premises”) of the building commonly known as located at                                                                          (the “Building”).

B.                                  Sublandlord and Subtenant have entered into (or are about to enter into) that certain sublease agreement dated as of                                     attached hereto as Exhibit A (the “Sublease”) pursuant to which Sublandlord has agreed to sublease to Subtenant certain premises described as follows:                                              , California comprising                              rentable square feet (the “Sublet Premises”) constituting all or a part of the Premises.

C.                                   Sublandlord and Subtenant have requested Landlord’s consent to the Sublease.

D.                                  Landlord has agreed to give such consent upon the terms and conditions contained in this Consent Agreement.

NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Sublease subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:

1.                                  Sublease Agreement. Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease is attached hereto and made a part hereof as Exhibit A, and Sublandlord and Subtenant agree that the Sublease with respect to Landlord and/or the Sublet Premises shall not be modified without Landlord’s prior written consent, which consent shall not be unreasonably withheld.

2.                                  Representations. Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Sublet Premises to Subtenant, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Sublease and this Consent Agreement. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease and this Consent Agreement.

3.                                  Indemnity and Insurance. Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease with respect to the Sublet Premises, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations. Notwithstanding the foregoing, to the extent the same is legally permissable, Sublandlord may satisfy such insurance obligation for itself and on behalf of Subtenant.

4.                                  No Release. Nothing contained in the Sublease or this Consent Agreement shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease or this Consent Agreement or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease, it being understood that Landlord is not a party to the Sublease and, notwithstanding anything to the contrary contained in the Sublease, is not bound by any terms, provisions, representations or warranties

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contained in the Sublease and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.

5.                                   Administrative Fee. Upon Sublandlord’s execution and delivery of this Consent Agreement, Sublandlord shall pay to Landlord the sum of $                                     in consideration for Landlord’s review of the Sublease and the preparation and delivery of this Consent Agreement and shall deliver such amount to Landlord concurrent with Sublandlord’s delivery of the executed Consent Agreement.

6.                                  No Transfer. Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease or otherwise transfer its interest in the Sublet Premises or the Sublease to any person or entity without the written consent of Landlord, which consent Landlord shall not unreasonably withhold.

7.                                  Lease. The parties agree that the Sublease is subject and subordinate to the terms of the Lease, and all terms of the Lease, other than Sublandlord’s obligation to pay Monthly Installments of Rent, are incorporated into the Sublease. In no event shall the Sublease or this Consent Agreement be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord’s prior written approval and in accordance with the terms and conditions of the Lease. It is hereby acknowledged and agreed that any provisions in the Sublease which limit the manner in which Sublandlord may amend the Lease are binding only upon Sublandlord and Subtenant as between such parties. Landlord shall not be bound in any manner by such provisions and may rely upon Sublandlord’s execution of any agreements amending or terminating the Lease subsequent to the date hereof notwithstanding any contrary provisions in the Sublease.

8.                                  Parking and Services. Any parking rights granted to Subtenant pursuant to the Sublease shall be satisfied out of the parking rights, if any, granted to Sublandlord under the Lease. Sublandlord hereby authorizes Subtenant, as agent for Sublandlord, to obtain services and materials for or related to the Sublet Premises, and Sublandlord agrees to pay for such services and materials as additional Rent under the Lease upon written demand from Landlord. However, as a convenience to Sublandlord, Landlord may bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Sublandlord from its primary obligation to pay for such services and materials.

9.                                  Attornment. If the Lease or Sublandlord’s right to possession thereunder terminates for any reason prior to expiration of the Sublease, Subtenant agrees, at the written election of Landlord, to attorn to Landlord upon the then executory terms and conditions of the Sublease for the remainder of the term of the Sublease. In the event of any such election by Landlord, Landlord will not be (a) liable for any rent paid by Subtenant to Sublandlord more than one month in advance, or any security deposit paid by Subtenant to Sublandlord, unless same has been transferred to Landlord by Sublandlord; (b) liable for any act or omission of Sublandlord under the Lease, Sublease or any other agreement between Sublandlord and Subtenant or for any default of Sublandlord under any such documents which occurred prior to the effective date of the attornment; (c) subject to any defenses or offsets that Subtenant may have against Sublandlord which arose prior to the effective date of the attornment; (d) bound by any changes or modifications made to the Sublease without the written consent of Landlord, (e) obligated in any manner with respect to the transfer, delivery, use or condition of any furniture, equipment or other personal property in the Sublet Premises which Sublandord agreed would be transferred to Subtenant or which Sublandlord agreed could be used by the Subtenant during the term of the Sublease, or (f) liable for the payment of any improvement allowance, or any other payment, credit, offset or amount due from Sublandlord to Subtenant under the Sublease. If Landlord does not elect to have Subtenant attorn to Landlord as described above, the Sublease and all rights of Subtenant in the Sublet Premises shall terminate upon the date of termination of the Lease or Sublandlord’s right to possession thereunder. The terms of this Section 9 supercede any contrary provisions in the Sublease.

10.                            Payments Under the Sublease. If at any time Sublandlord is in default under the terms of the Lease, Landlord shall have the right to contact Subtenant and require Subtenant to pay all rent due under the Sublease directly to Landlord until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed applied against any sums owed by Subtenant under the Sublease. Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority as Landlord deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Subtenant. If Subtenant fails to deliver its Sublease payments directly to Landlord as required herein following receipt of written notice from Landlord as described above, then Landlord shall have the right to remove any signage of

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Subtenant, at Subtenant’s cost, located outside the Premises or in the Building lobby or elsewhere in the Building and to pursue any other rights or remedies available to Landlord at law or in equity.

11.                            Excess Rent. If Landlord is entitled to any excess rent from Sublandlord pursuant to the terms of the Lease, then, in addition to all rent otherwise payable by Sublandlord to Landlord under the Lease, Sublandlord shall also pay to Landlord the portion of the excess rent to which Landlord is entitled under the Lease, in the manner described in the Lease. Landlord’s failure to bill Sublandlord for, or to otherwise collect, such sums shall in no manner be deemed a waiver by Landlord of its right to collect such sums in accordance with the Lease.

12.                            Sublandlord Notice Address. If Sublandlord is subleasing the entire Premises or otherwise vacating the Premises, Sublandlord’s new address for notices to Sublandlord under the Lease shall be as follows:                                                                      ; and if no address is filled in at the preceding blank (or if a post office box address is used for the preceding blank), then Landlord may continue to send notices to Sublandlord at the address(es) provided in, and in accordance with the terms of, the Lease.

13.                            Authority. Each signatory of this Consent Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

14.                            Limitation Of Landlord’s Liability. Redress for any claim against Landlord under this Consent Agreement shall be limited to and enforceable only against and to the extent of Landlord’s interest in the building of which the Sublet Premises is a part. The obligations of Landlord under this Consent Agreement, if any, are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Sublandlord and/or Subtenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent Agreement as of the date set forth above.

LANDLORD:

______________________________________________________________
________________________

By: RREEF Management Company, a Delaware corporation, its Property Manager

By: _________________________________
Name: _________________
Title: District Manager

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EXHIBIT I – FORM OF SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

attached to and made a part of the Lease bearing the

Lease Reference Date of December 5, 2008 between

SFERS REAL ESTATE CORP. U, a Delaware corporation, as Landlord and

CONCEPTUS, INC., a Delaware corporation, as Tenant

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is entered into as of this ___day of November, 2008, by and among CONCEPTUS INCORPORATED, a _________ corporation (“Tenant”), SUMITOMO MITSUI BANKING CORPORATION (“Agent”) and SFERS REAL ESTATE CORP. U (“Landlord”).

A.                                   Pursuant to a lease dated ____________, 2008 (the “Lease”) between Landlord and Tenant, Tenant is a tenant of a certain building (the “Building”) on that certain real property described on Exhibit A annexed hereto located in Mountain View, State of California (the “Land”). Borrower’s interest in the Building and the Land shall be referred to herein as “Property”). The Property is part of a larger complex (“Complex”) known as the Mountain View Corporate Center.

B.                                     Agent is Administrative Agent on behalf of Lenders party to a Loan Agreement dated as of November 1, 2002 (the “Loan Agreement”) with respect to, among other things, making a Loan to Landlord in the amount of $28,000,000.00 with interest thereon, evidenced by a certain Promissory Note secured by, among other things, a Mortgage, Assignment of Leases and Security Agreement (the “Mortgage”) constituting a valid lien upon the Property, and secured by an Assignment of Landlord’s interest in the Lease as more particularly set forth in a certain Assignment of Leases and Rents.

C.                                     As a condition precedent to obtaining the Loan, Agent has required that Landlord and Tenant make certain agreements with Agent with respect to the Lease for the benefit of the Lenders party to the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing facts and mutual covenants contained herein, the parties hereto do hereby agree as follows:

1.                                 Assignment. Tenant hereby acknowledges and agrees that it has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Agent as security for the obligations secured by the Mortgage and consents to such assignment. In the event Agent gives written notice to Tenant of the occurrence of an Event of Default under the Mortgage and demands that Tenant pay its sums due under the Lease directly to Agent, Tenant shall honor such demand and pay such sums due under the Lease directly to Agent or as otherwise directed pursuant to such notice. In complying with these provisions, Tenant shall be entitled to rely solely upon the notices given by Agent and Landlord hereby permits said direct payments to be made and further agrees to indemnify and hold Tenant harmless from and against any and all loss, claim, damage or liability arising out of Tenants compliance with such notice. Tenant shall be entitled to full credit under the Lease for any rents paid to Agent in accordance with the provisions of this Paragraph to the same extent as if such rents were paid directly to Landlord.

2.                                 Subordination. Subject to the terms hereof and by its execution hereof Tenant acknowledges that the Mortgage in favor of Agent, and any renewals, modifications, consolidations, replacements and extensions thereof shall remain a lien on the Property until such time when fully paid or otherwise disposed of pursuant to the terms thereof prior and superior to the Lease (including specifically, without limitation, any option to purchase or rights of first refusal affecting the Property, or any portion thereof contained therein), the leasehold estate created thereby and Tenant’s right, title and interest in the Property as if the Mortgage had been executed, delivered and duly recorded in the appropriate land records prior to the execution and delivery of the Lease.

3.                                 Attornment. If the interest of Landlord in the Property and under the Lease shall be acquired by Agent by reason of foreclosure of the Mortgage or any other act or proceeding(s) made or brought to enforce the rights of the Agent, including, but not limited to, by deed in lieu of foreclosure or as a result of any other means, then the Lease and all terms therein, and the rights of Tenant thereunder, shall continue in full force and effect and shall not be altered, terminated, or disturbed, except in accordance with the terms of the Lease, and Tenant shall be bound to Agent and Agent shall be bound to

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Tenant, subject to the terms hereof under all of the terms, covenants and conditions of the Lease for the balance of the terms, and any renewals thereof with the same force and effect as if the Agent were the Landlord under the Lease. In the event Agent acquires the interest of Landlord, Tenant hereby agrees to attorn to Agent as his landlord, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto, immediately upon Agent succeeding to the interest of Landlord under the Lease with written notice of same being delivered to Tenant. Upon receipt by Tenant of said written notice from Agent that Agent has succeeded to the interest of Landlord under the Lease, Tenant will make all payments of monetary obligations due by Tenant under the Lease at the address provided by Agent in the notice. Tenant agrees, however, upon the election of and written demand by Agent within sixty (60) days after Agent receives title to Property, to execute an instrument in confirmation of the foregoing provisions, satisfactory to Agent and Tenant, in which Tenant shall acknowledge this agreement to attorn which shall set forth the terms and conditions hereof and shall not be deemed or construed, in any way, as expanding or modifying Tenant’s obligations as tenant under the Lease, except where specifically set forth herein.

4.                                       Nondisturbance. If it becomes necessary to foreclose the Mortgage, Agent will not terminate the Lease nor join Tenant in summary or foreclosure proceedings so long as Tenant is not in default under any of the terms, covenants or conditions of said Lease beyond applicable grace periods after notice thereof or if in default, the same shall be cured. If Agent shall succeed to the interests of Landlord under the Lease, Agent shall be bound to the Tenant under all of the terms, covenant and conditions of the Lease, and Agent agrees to recognize Tenant and further agrees that Tenant shall not be disturbed in its possession or use, of the Property, said nondisturbance to be effective and self-operative without the execution of any other instrument(s) on the part of either party hereto, immediately upon Agent succeeding to the interest of Landlord under the Lease, of the Property for any reason other than one which would entitle Landlord to terminate the lease under its terms or would cause, without any further action by Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant from the Property. Tenant shall, from and after Agent’s succession to the interests of Landlord under the Lease, have the same remedies against Agent for the breach of any provision contained in the Lease that Tenant might have had under the Lease against Landlord if Agent had not succeeded to the interests of Landlord under the Lease, provided further, however, that Agent except as expressly set forth in the Lease shall not be:

a.                                       personally liable for any acts or omissions of any prior landlord (including, but not limited to, Landlord); or

b.                                      subject to any offsets or defenses which Tenant may have against any prior landlord (including, but not limited to, Landlord); or

c.                                       liable for any consequential damages attributable to any acts or omissions of any prior landlord (including, but not limited to, Landlord); or

d.                                      obligated to give Tenant a credit for or acknowledge any rent or any other sums not delivered to Agent which Tenant has paid to Landlord in excess of the rent due under the Lease at the time Agent gave Tenant notice of its succession to the Landlord’s interest; provided however, that Agent shall be bound by any estimated monthly payments on account of additional rent which Tenant is required to pay to any holder of Landlord’s interest under the Lease in accordance with the provisions of the Lease; or

e.                                       liable for the repayment of any monies paid by Tenant under the Lease except that Agent as a successor to Landlord shall be liable for the repayment of a security deposit if payable to Tenant and Landlord fails to pay even if Agent as successor to Landlord has not received the security deposit; or

f.                                         obligated to commence or complete any construction or contribute toward construction or installation of any improvements required under the Lease, or expand or rehabilitate existing improvements thereon, or restore improvements following any casualty not required to be insured under the Lease or pay the costs of any restoration in excess of the proceeds recovered under any insurance required to be carried under the Lease, provided however that: (i) Agent shall cause to be applied to restoration required under the Lease all proceeds of casualty insurance received by or under the control of Agent and (ii) nothing herein shall relieve agent from its obligation to fund the balance of Allowance or the Additional Allowance, to the extent that the same have not been fully funded by the Landlord prior to the time that Agent succeeds Landlord as the holder of Landlord’s interest under the Lease; or

g.                                      liable for any damages or other relief attributable to any latent or patent defects in construction; or

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h.                                      liable for any costs or expenses related to any indemnification provided by any prior landlord (including, but not limited to, Landlord) with respect to the presence or clean-up of any hazardous substances or materials in, on, under or about the leased premises; or

i.                                          obligated to enforce any restriction on competition beyond the Building or

j.                                          bound by any amendment or modification of the Lease made without its consent and knowledge, which consent shall not be unreasonably withheld, and which consent shall not be required with respect to amendments which ratify the exercise by Tenant of its rights under the Lease (e.g. the exercise of Tenant’s renewal option).

Additionally, in such event, Tenant shall be bound to Agent, and Agent shall be bound to Tenant, subject to the terms hereof under all of the terms, covenants and conditions of the Lease, and Agent and Tenant shall, from and after Agent’s succession to the interest of Landlord under the Lease, have the same remedies against each other for the breach of any provision contained in the Lease that they might have had under the Lease against each other if Agent were the original Landlord under the Lease.

5.                                       Limitations on Liability. Neither this Agreement, the Assignment, nor anything to the contrary in the Lease shall, prior to the date (“Succession Date”) which is the earlier to occur of: (i) the date that Agent first takes title to the Property, or (ii) the date that Agent first takes possession of the Property, operate to give rise to or create any responsibility or liability for the control, care, management or repair of the Property upon Agent, or impose responsibility for the carrying out by Agent of any of the covenants, terms and conditions of the Lease, or constitute Agent a “mortgagee in possession,” nor shall said instrument operate to make Agent responsible or liable for any waste committed on the Property by any person whatsoever, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss, injury or death to any tenant, licensee, invoice, guest, employee, agent or stranger unless Agent becomes Landlord. In the event Agent becomes substitute landlord, Agent may assign its interest as substitute landlord without notice to, the consent of or the assumption of any liability to any other party hereto, so long as Landlord’s obligations under the Lease and this Agreement, are fully assumed by said Assignee, who shall be deemed by Agent to be a commercially reasonable Assignee, provided however that Agent as successor Landlord shall be responsible for the performance of continuing obligations of Landlord existing after such acquisition.

Anything herein or in the Lease to the contrary notwithstanding, in the event that Agent shall acquire title to the leased premises, Agent shall have no obligation, nor incur any liability beyond the then-existing interest, if any, of Agent in the Complex and Tenant shall look exclusively to such interest of Agent in the Complex for the payment and discharge of any obligations imposed upon Agent hereunder or under the Lease, and Agent is hereby released and relieved of any other liability hereunder and under the Lease. As regards Agent, Tenant shall look solely to the estate or interest owned by Agent in the Complex and Tenant will not collect or attempt to collect any judgment out of any other assets of Agent. By executing this Agreement, Landlord specifically acknowledges and agrees that nothing contained in this Section shall impair, limit, affect, lessen, abrogate or otherwise modify the obligations of Landlord to Tenant under the Lease. Agent’s interest (as such term is used herein) in the leased premises shall include Agent’s equity in the Complex, rents, protests and issues from the leased premises and proceeds from casualty or condemnation affecting the Complex.

6.                                 Warranties and Representations. Tenant hereby warrants, represents, covenants and agrees to and with Agent:

a.                             not to alter or modify the Lease except as provided in Section 4(j) hereof, or cancel, terminate or surrender Lease, except as provided therein or herein;

b.                            after the date hereof (except as otherwise expressly provided in the Lease), not to enter into any agreement with Landlord, its successors or assigns, which grants any concession with respect to the Lease or which reduces the rent called for thereunder without the express written consent of Agent;

c.                             after the date hereof (except as otherwise expressly provided in the Lease), not to create any offset or claims against rents, or prepay rent more than thirty (30) days in advance;

d.                            that Tenant is now lessee of the leasehold estate created by the Lease and shall not hereafter assign the Lease except as permitted by the terms of the Lease;

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e.                                       to promptly certify in writing to Agent, in connection with any proposed assignment of the Mortgage, whether or not, to the knowledge of Tenant, any default on the part of Landlord is claimed to exist under the Lease, and what any such claimed default factually involves; and

f.                                         not to voluntarily subordinate the Lease to any other lien or encumbrance without Agent’s prior written consent (except as otherwise expressly provided in the Lease).

7.                                       No Waiver. Notwithstanding any other provision of this Agreement, where Agent acquires Landlord’s interest in and possession of the Premises and a Landlord default has occurred and is continuing, Tenant shall not be considered as having waived its rights to require that Agent remedy such default it the Landlord default continues after the Succession Date. In that case, Agent shall have no liability for Landlord’s default as it applies to the period before the Succession Date, but shall be liable for any failure to cure such continuing default thereafter, provided only that Agent receives the benefit of any notice and cure period required by the Lease or hereunder. Without limiting the foregoing, nothing herein shall relieve Agent of its obligation to perform any maintenance or repairs required to be performed by Landlord after the Succession Date based upon the fact that the need for such maintenance or repairs first arose prior to the Succession Date.

8.                                       Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

9.                                       Notice and Cure. In the event that Landlord shall default in the performance or observance of any of the terms, conditions or agreement in the Lease, Tenant shall give written notice thereof to Agent and Agent shall have the right but not the obligation) to cure such default. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in the Lease, then the Agent, provided such is not a failure to provide Essential Services or access to the Premises for which Tenant may exercise self-help, shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within such thirty (30) days Agent has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued. Specifically preserved hereby are any rights Tenant may have to cure in the event of an emergency, or otherwise, and to set-off and deduct the cost of same from rent, as may be provided in the Lease; provided prior written notice of the exercise of such rights is delivered to Agent, and it is expressly understood by Lender that Agent’s permission is not, in any way, required.

10.                                 Binding Effect; Definitions. The provisions of this Agreement shall be covenants running with the Property, and shall be binding upon and inure to the benefit of the respective parties hereto and their respective heirs, legatees, executors, administrators, beneficiaries, successors and assigns, including without limitation (a) any person who shall obtain, directly or by assignment or conveyance, any interest in the Mortgage, (b) any transferee; or (c) any person who shall obtain any interest in the Property, whether through foreclosure or otherwise. Furthermore, the provisions of this Agreement shall be binding upon any guarantor of Tenants obligations under the Lease. As used herein the term “Tenant” shall include Tenant, its successors and assigns; the words “foreclosures and “foreclosure sale” as used herein shall be deemed to include the acquisition of Landlord’s estate in the Property by voluntary deed (or assignment) in lieu of foreclosure; and the word “Agent” shall include Agent herein specifically named in its capacity as Administrative Agent under the Credit Agreement and any successor Administrative Agent thereunder, and anyone who shall have succeeded to Landlord’s interest in the Property by, through or under foreclosure of the Mortgage.

11.                                 Entire Agreement. This Agreement shall be the whole and only agreement between the parties hereto with regard to the subordination of the Lease and leasehold interest of Tenant to the Mortgage in favor of Agent, and, with respect to Agent and Tenant only, shall supersede and cancel any prior agreements as to such, or any, subordination, including, but not limited to, those provisions, if any, contained in the Lease, which provide for the subordination of the lease and leasehold interest of Tenant to a deed or deeds of trust or to a mortgage or mortgages to be thereafter executed, and shall not be modified or amended except writing signed by all parties hereto.

12.                                 Consideration. Tenant declares, agrees and acknowledges that it intentionally and unconditionally waives, relinquishes and subordinates the Lease and leasehold interest in favor of the lien of the Mortgage above mentioned to the extent set forth in this Agreement, and, in consideration of this waiver, relinquishment and subordination, specific loans and advances are being and will be made and, as part and parcel thereof specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

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13.                                 Invalidity or Unenforceability. If any term, covenants or condition of this Agreement other than the effectiveness of the non-disturbance intention is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

14.                                 Number and Gender. The use of the neuter gender in this Agreement shall be deemed to include any other gender, and, words in the singular number shall be held to include the plural, when the sense requires.

15.                                 Notice. Any notice required or allowed by this Agreement shall be in writing and shall be (i) hand-delivered, effective upon receipt, or (ii) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (iii) served by certified mail, postage prepaid, return receipt requested, deemed effective on the day of actual delivery as shown by the addressee’s return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time; addressed to the party intended to receive the same at the address set forth below:

If to Tenant:

Conceptus Incorporated

331 East Evelyn Avenue

Mountain View, California 94041

If to Landlord:

SFERS Real Estate Corp. U

1310 Tully Road, Suite 110

San Jose, California 95122

If to Agent:

Sumitomo Mitsui Banking Corporation

277 Park Avenue

New York, New York 10172

The parties may, by written notice to the others, designate a different mailing address for notices.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AGENT:	SUMITOMO MITSUI BANKING
CORPORATION, as Administrative Agent

Date:
By:
Name:
Title:

TENANT:	CONCEPTUS INCORPORATED, a
Delaware corporation

Date:
By:
Name:
Title:

LANDLORD:	SFERS REAL ESTATE CORP. U

	By:	RREEF MANAGEMENT COMPANY, a
Date:		Delaware corporation, its Authorized Agent

By:
Date:
Title:

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STATE OF NEW YORK

, ss	, 2008

Then personally appeared the above-named  __________________________ of SUMITOMO MITSUI BANKING CORPORATION, and acknowledged the foregoing instrument to be the free act and deed of such corporation, before me.

Notary Public
My commission expires:

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

On ___________, 2008, before me, __________________________________, Notary Public, personally appeared ____________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

STATE OF CALIFORNIA	)
) ss.
COUNTY OF	)

On ____________, 2008, before me, _________________________________, Notary Public, personally appeared ___________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

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